UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009
SOFTBRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32711	41-2021446

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

800 LaSalle Avenue, Suite 2100
Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 851-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) Effective January 16, 2009, the Audit Committee of the Board of Directors of SoftBrands, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
     The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for the fiscal years ended September 30, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the two most recent fiscal years and through January 16, 2009, there have been no disagreements (as defined in Regulation S-K Item 304(a)(1)(iv)) between PricewaterhouseCoopers LLP and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the financial statements for such years.
     As disclosed in the Company’s Quarterly Reports on Form 10-Q for the first, second and third fiscal quarters of 2007, our management identified two material weaknesses in the Company’s internal control over financial reporting. A material weakness is a control deficiency or a combination of control deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our interim or annual financial statements will not be prevented or detected. The material weaknesses were as follows:
•	We did not maintain effective controls to ensure that tax accounting was accurately presented for unique transactions and situations or that the related tax accounting was appropriately reviewed to ensure compliance with generally accepted accounting principles. This control deficiency resulted in the restatement of our interim and annual consolidated financial statements for the fiscal year ended September 30, 2004, and our interim consolidated financial statements for the quarters ended December 31, 2004 and March 31, 2005. This control deficiency could result in a material misstatement to the tax provision and related tax accounts and disclosures in our interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, our management determined that this control deficiency represented a material weakness in internal control over financial reporting.

•	We did not maintain effective controls over the period-end financial reporting process to ensure that our June 30, 2005 Quarterly Report on Form 10-Q was originally filed accurately. In our rushed attempt to correct the income tax accounting for 2004 by the filing deadline in the context of the aforementioned control deficiency, we filed our June 30, 2005 Quarterly Report on Form 10-Q prior to completion of our usual review of controls and procedures. The report, as originally filed, contained errors in the cash flow statement, the restatement footnote and management’s discussion and analysis sections regarding the restatement. This control deficiency resulted in the need to amend our June 30, 2005 Quarterly Report on Form 10-Q. This control deficiency could result in a material misstatement to the aforementioned disclosures in our interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, our management determined that this control deficiency represented a material weakness in internal control over financial reporting.
     The Company’s management believes that these material weaknesses were fully remediated as of the date of the filing of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007. Except as noted previously in this paragraph, there were no other “reportable events” as defined in Regulation S-K Item 304(a)(1)(v) during the two most recent fiscal years and through January 16, 2009.

     The Company requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included above. A copy of the letter furnished by PricewaterhouseCoopers LLP in response to that request, dated January 23, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Effective January 22, 2009, the Audit Committee of the Board of Directors of the Company engaged McGladrey & Pullen, LLP as the Company’s new independent registered public accounting firm, subject to final completion of McGladrey & Pullen, LLP’s client acceptance procedures, for the fiscal year ending September 30, 2009 and to perform procedures related to the financial statements included in the Company’s Quarterly Reports on Form 10-Q beginning with, and including, the quarter ended December 31, 2008.
     During the Company’s past two fiscal years, we consulted with RSM McGladrey, Inc., an entity affiliated through an alternative practice structure with McGladrey & Pullen LLP, regarding the application of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Income Taxes” and FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” in connection with the preparation of our income tax provision. In connection with our acquisition of MAI Systems Corporation in August 2006, we consulted with RSM McGladrey, Inc. with respect to SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” with respect to our allocation of the purchase price. We also consulted with RSM McGladrey, Inc. in connection with our annual impairment test of goodwill under SFAS No. 142 during the past two fiscal years. Except for the consultations described above, during the period referred to above, the Company did not consult with McGladrey & Pullen, LLP or RSM McGladrey, Inc regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.
     During the Company’s two most recent fiscal years and through January 22, 2009, we did not consult with RSM McGladrey, Inc. or McGladrey & Pullen, LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K, other than the consultations described above.
     The Company requested that McGladrey & Pullen, LLP review this Current Report on Form 8-K and provided McGladrey & Pullen, LLP with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Current Report on Form 8-K. McGladrey & Pullen, LLP has advised the Company that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
16.1 Letter dated January 23, 2009 from PricewaterhouseCoopers LLP regarding statements included in this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOFTBRANDS, INC.
Date: January 23, 2009	By:	/s/ GREGG A. WALDON
Gregg A. Waldon
Senior Vice President, Chief Financial Officer and Secretary